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                                  INTEVAC, INC.                     EXHIBIT 11.1

                       COMPUTATION OF NET INCOME PER SHARE
                    (In thousands, except per share amounts)
                                   (Unaudited)


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
                                                                                 Three months ended
                                                                          -------------------------------
                                                                            Mar. 30,             Apr. 1,
                                                                              1996                1995
                                                                          ----------           ----------
Shares used in Calculation of Net Income Per Share:
   Average Common Shares outstanding....................................      12,249                  690
   Net effect of dilutive stock options.................................         382                  129
   Shares related to SAB Nos. 55, 64 and 83:
     Stock options......................................................         ---                  217
     Ordinary Shares issued.............................................                              579
   Series A convertible preferred shares as-if-converted................         ---                8,680
                                                                          ----------           ----------
                                                                              12,631               10,295
                                                                          ==========           ==========

Income from continuing operations......................................   $    1,897           $      467
                                                                          ==========           ==========

Net income.............................................................   $    1,897           $    1,802
                                                                          ==========           ==========

Income per share from continuing operations............................   $     0.15           $     0.05
                                                                          ==========           ==========

Net income per share...................................................   $     0.15           $     0.18
                                                                          ==========           ==========
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